                                   EXHIBIT 3.2


NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND THIS DEBENTURE HAS NOT BEEN ISSUED PURSUANT TO AN INDENTURE QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, BUT IS BEING OFFERED AND SOLD IN RELIANCE UPON REGULATION S UNDER THE 1933 ACT. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR CONVERTED BY OR ON BEHALF OF ANY U.S. PERSON (AS DEFINED IN REGULATION S) UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS DEBENTURE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE INDENTURE AND THE UNITED STATES FEDERAL SECURITIES LAWS.

                             NUPRO INNOVATIONS INC.

                     Incorporated Under the Laws of Delaware

                     10.00% UNSECURED CONVERTIBLE DEBENTURE

REGISTERED PRINCIPAL AMOUNT: $50,000.00           ORIGINAL INTEREST ACCRUAL DATE: ______________

NuPro Innovations Inc., a corporation incorporated under the laws of the State of Delaware (herein called the "Company" which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________________________________
or registered assigns, the principal sum of Fifty Thousand Dollars ($50,000.00) on December 31, 2004, subject to prepayment and conversion rights as set forth in the Indenture (as defined on the reverse hereof) (the "Maturity Date"), and to pay interest hereon from the Original Interest Accrual Date set forth above until the Maturity Date as set forth in the Indenture. The interest rate of this Debenture is 10.00% per annum. The principal hereof is not subject to redemption. The interest so payable and punctually paid or duly provided for on any Interest Payment Date, as provided in the Indenture, will be paid to the Person in whose name this Debenture is registered (the "Holder") at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Debentureholders not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner and upon such notice as provided in the Indenture. Payment of the principal of and interest (and premium, if any) on this Debenture will be made at the office or agency maintained by the Company for such purpose in Tucson, Arizona, or in such other office or agency as may be selected by the Company in accordance with the Indenture, in currency of the United States of America, provided, however, that at the option of the Company, payment of the principal of and interest (and premium, if any) on this Debenture may be made in United States Dollars by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register. The Holder must present this Debenture to collect principal, and when fully paid, the Debenture shall be surrendered and cancelled.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof. As more fully described in the Indenture, a director, officer, employee, partner, affiliate, beneficiary, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Debenture or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Debenture by accepting this Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Debenture.

IN WITNESS WHEREOF, the Company has caused this 10.00% Unsecured Convertible Debenture to be signed in its name by the manual or facsimile signature of its President and attested to by the manual or facsimile signature of its Secretary.

Dated:___________________________        NUPRO INNOVATIONS INC.
                                         By:  __________________________________
                                                  President

                                         Attest:  ______________________________
                                                  Secretary

                            REVERSE SIDE OF DEBENTURE

This Debenture is one of a duly authorized issue of 10.00% Unsecured Convertible Debentures of the Company designated as its 10.00% Unsecured Convertible Debentures (the "Debentures") in the aggregate principal amount of up to $50,000,000, issued and to be issued under an Indenture, dated as of ____________, 1999 (the "Indenture"), among the Company, _____________ ("Agent")
and the Debentureholders (the "Debentureholders", which term includes any successor Debentureholders under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Agent and the Debentureholders, and for a statement of the terms upon which the Debentures are, and are to be, delivered. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

THE DEBENTURES ARE UNSECURED OBLIGATIONS OF THE COMPANY.

At any time following December 31, 1999, this Debenture is convertible, in whole or in part, into shares of the Company's common stock, $.001 par value per share ("Common Stock") at the option of the Holders upon not less than 30 days' prior written notice at the following Conversion Prices (expressed on a per share basis) if converted in each calendar year listed below:

                      2000         2001         2002         2003          2004
                      ----         ----         ----         ----          ----
CONVERSION PRICE:    $2.00        $3.00        $4.00        $5.00         $6.00

Interest accrued on a Debenture surrendered for conversion will be paid to the Debentureholder through the Conversion Date of such Debenture.

The Conversion Prices may be adjusted from time to time in the event any of the following occur: (i) the subdivision or consolidation of the outstanding shares of Common Stock; (ii) the distribution of shares of Common Stock to stockholders by way of a stock dividend or otherwise other than an issue of shares of the Common Stock to stockholders who have elected to receive dividends in stock in lieu of receiving cash dividends paid in the ordinary course; (iii) the issuance of options, rights, or warrants to holders of shares of Common Stock entitling them to acquire shares of Common Stock or other securities convertible into shares of Common Stock at less than 95% of the then current market price of the shares of Common Stock; and (iv) the distribution to all holders of shares of Common Stock of any securities or assets, other than cash dividends and equivalent dividends in stock paid in lieu of cash dividends in the ordinary course.

There will be no adjustment of the conversion price in respect of any event described in (ii), (iii), or (iv) above if the holders of Debentures are allowed to participate as though they had converted their Debentures prior to the applicable record date or effective date. In the case of any reclassification or change (other than a change resulting only from consolidation or subdivision) of the shares of Common Stock or in case of any amalgamation, consolidation or merger of the Company with or into any other corporation, or in the case of any sale, transfer or other disposition of all or substantially all of the properties and assets of the Company to any other corporation, the conversion price shall be adjusted so that each Debenture shall, after such reclassification, change, amalgamation, consolidation, merger or sale, be exercisable for the kind and amount of shares and other securities or property of the Company, or such continuing, successor, or purchaser corporation, as the case may be, which the holder thereof would have been entitled to receive as a result of such reclassification, change, amalgamation, consolidation, merger or sale if on the effective date thereof he had been the holder of the number of shares of Common Stock into which the Debentures were convertible prior to the effective date of such reclassification, change, amalgamation, consolidation, merger or sale. Notwithstanding the foregoing, a holder of Debentures shall be entitled to receive only shares that constitute prescribed securities in the event any reclassification, change, amalgamation, consolidation, merger or sale occurs on or prior to the date which is five years from the issue of the Debentures and the Debentures become convertible on or prior to that date. No adjustment will be made in the conversion price on account of (i) the purchase of Common Stock pursuant to the Company's employee stock purchase plans, (ii) the exercise of options under the Company's stock option plans or (iii) the issuance of cash dividends to holders of Common Stock.

In the event the Company obtains a commitment for a public offering of shares of Common Stock in the aggregate amount of $5,000,000 or greater, the Company shall provide written notice within 60 days prior to the date on which the company files a registration statement with the Securities and Exchange Commission in connection with such offering to the Debentureholders and within 30 days of such notice the Debentureholder shall have the option to: (i) elect to convert the Debentures into shares of Common Stock at the applicable conversion price as set forth above; (ii) continue to hold the Debenture to its maturity date; or (iii) have the Company prepay the Debentures at 100% of the principal amount of the Debenture plus accrued interest through the date of such repayment, without further notice or bonus.

If an Event of Default shall occur and be continuing, the outstanding principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in aggregate principal amount of the Outstanding Debentures.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Debentureholders under the Indenture at any time by the Company and the Debentureholders with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debentures. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Debentures, on behalf of the Holders of all of the Debentures, to waive compliance by the Company with respect to certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

In the event of a consolidation or merger of the Company with and into another Person, or the transfer of all or substantially all of the Company's assets to another Person in accordance with the Indenture, such successor corporation shall assume payment of the Debentures and the performance of every covenant of the Indenture on the part of the Company, and in the event of any such transfer, the predecessor corporation shall be discharged from all obligations and covenants in respect of the Debentures and the Indenture, all as more fully set forth in the Indenture.

The Debentures are issuable only in registered form without coupons in denominations of $50,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same; and, the transfer of this Debenture is registerable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Debenture are payable, duly endorsed by or accompanied by a written instrument of transfer in the form printed on this Debenture or in another form satisfactory to the Company and the Debenture Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debenture for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

This Debenture shall be governed by and construed in accordance with the laws of the State of Arizona.

                               FORM OF ASSIGNMENT

   (To be executed by the registered holder if such holder desires to transfer this Debenture)



FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


-----------------------------------
Name


-----------------------------------
Address

(Please Print name and address of transferee)

this Debenture, together with all right, title and interest therein, and does
hereby irrevocably constitute and appoint                                  , as
Attorney, to transfer the within Debenture on the book kept for registration thereof, with full power of substitution.


Dated:
      --------------------------------------


Signature:
           ---------------------------------
(signature must conform in all
respects to name of holder as
specified on the face of the
Debenture)

Social Security
or Other Identifying
Number of Transferee:
                      ----------------------